SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004 (August 13, 2004)

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Utah	0-8771	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code) (801) 588-1000

Item 5.           Other Events and Regulation FD Disclosure.

On August 13, 2004, Evans & Sutherland Computer Corporation (“Evans & Sutherland”) and American Stock Transfer and Trust Company (the “Rights Agent”) executed a Second Amendment (the “Second Amendment”) to the Rights Agreement dated November 19, 1998 between Evans & Sutherland and the Rights Agent (as amended, modified or supplemental from time to time, the “Rights Agreement”).  As permitted by the Rights Agreement, Evans & Sutherland amended the Rights Agreement to exclude Peter R. Kellogg from the definition of “Acquiring Person” unless and until such time as Mr. Kellogg becomes the Beneficial Owner of more than 19.9% of the then outstanding common shares of Evans & Sutherland.

A copy of the Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits

Exhibit Number	Description

4.1	Second Amendment to Rights Agreement dated as of August 13, 2004 between Evans & Sutherland Computer Corporation and American Stock Transfer & Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2004	EVANS & SUTHERLAND COMPUTER CORPORATION

	By:	/s/E. Thomas Atchison
	Name:	E. Thomas Atchison
	Its:	Vice President, Chief Financial Officer, and Corporate Secretary

Exhibit Index

Exhibit Number	Description

4.1	Second Amendment to Rights Agreement dated as of August 13, 2004 between Evans & Sutherland Computer Corporation and American Stock Transfer & Trust Company.